                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             LSI LOGIC CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        _

     (2)  Form, Schedule or Registration Statement No.:

        _

     (3)  Filing Party:

        _

     (4)  Date Filed:

        _

                             LSI LOGIC CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 6, 1997

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of LSI Logic Corporation (the "Company"), a Delaware corporation, will be held on May 6, 1997 at 1:00 p.m., local time, at the Company's facility located at 23400 N.E. Glisan Street, Gresham, Oregon 97030 for the following purposes:

          1. To elect directors to serve for the ensuing year and until their successors are elected.

          2. To approve an amendment to the Company's Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of Common Stock reserved for issuance pursuant to the Purchase Plan in fiscal 1997 by 500,000.

          3. To approve an amendment to the Company's Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of Common Stock reserved for issuance pursuant to the Purchase Plan on the first day of each fiscal year beginning fiscal 1998, by (x) 1.15% of the shares of the Company's Common Stock issued and outstanding on the last day of the immediately preceding fiscal year less (y) the number of shares available for future option grants under such Purchase Plan on the last day of the immediately preceding fiscal year.

          4. To approve an amendment to the Company's 1991 Equity Incentive Plan (the "1991 Incentive Plan") to increase the number of shares of Common Stock reserved for issuance pursuant to the 1991 Incentive Plan in fiscal 1997 by 3,000,000.

          5. To approve an amendment to the Company's 1991 Equity Incentive Plan (the "1991 Incentive Plan") to increase the number of shares of Common Stock reserved for issuance pursuant to the 1991 Incentive Plan on the first day of each fiscal year beginning fiscal 1998 and ending fiscal 2004, by (x) 3.75% of the shares of the Company's Common Stock issued and outstanding on the last day of the immediately preceding fiscal year less
     (y) the number of shares available for future option grants under such Incentive Plan on the last day of the immediately preceding fiscal year.

          6. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock to 450,000,000 shares.

          7. To approve a Performance-Based Bonus Compensation Plan for the Company's Chief Executive Officer.

          8. To ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for its 1997 fiscal year.

          9. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 14, 1997 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

                                          Sincerely,

                                          David E. Sanders
                                          Secretary

Milpitas, California
March 27, 1997

                             YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).

                             LSI LOGIC CORPORATION
                            ------------------------

                                PROXY STATEMENT
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of LSI Logic Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on May 6, 1997 at 1:00 p.m., local time, or at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's facility located at 23400 N.E. Glisan Street, Gresham, Oregon 97030. The Company's principal executive offices are located at 1551 McCarthy Boulevard, Milpitas, California 95035 and its telephone number is (408) 433-8000.

     These proxy solicitation materials were mailed on or about March 28, 1997 to all stockholders entitled to vote at the meeting.

RECORD DATE

     Stockholders of record at the close of business on March 14, 1997 are entitled to notice of and to vote at the meeting. As of the record date 129,390,793 shares of the Company's Common Stock, $0.01 par value, were issued and outstanding.

REVOCABILITY OF PROXIES

     Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     On all matters other than the election of directors, each share has one vote. See "ELECTION OF DIRECTORS -- REQUIRED VOTE." The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Skinner & Co. to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay Skinner & Co. a fee not to exceed $4,000 for its services and will reimburse it for certain out of pocket expenses estimated to be $15,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1998 Annual Meeting must be received by the Company no later than November 25, 1997, and be otherwise in compliance with applicable laws and regulations in order that such proposals may be included in the proxy statement and form of proxy relating to that meeting.

                               SECURITY OWNERSHIP

PRINCIPAL STOCKHOLDERS

     As of March 14, 1997, the following persons were known to the Company to be beneficial owners of more than 5% of the Company's Common Stock:

             NAME AND ADDRESS                 NUMBER OF SHARES OWNED     PERCENTAGE OF TOTAL
------------------------------------------    ----------------------     -------------------
The Capital Group Companies, Inc.(1)......           6,749,380                   5.2%
  333 S. Hope Street
  52nd Floor
  Los Angeles, CA 90071
Wilfred J. Corrigan(2)....................           7,149,952                   5.5%
  1551 McCarthy Blvd.
  Milpitas, CA 95035

---------------
(1) Information obtained from a Schedule 13G filed with the Securities and Exchange Commission and dated February 14, 1997. The Capital Group Companies is the parent holding company of a group of investment companies that hold investment power and, in some cases, voting power over the securities reported in the Schedule 13G. Reported securities include 6,680,000 shares of the Company beneficially owned by Capital Research and Management Company, an investment advisor and wholly-owned subsidiary of the Capital Group Companies, and 69,380 shares resulting from The Capital Group Companies' anticipated conversion of 5.5% convertible subordinated notes in the principal amount of $850,000.

(2) Includes 825,000 shares, options for which are presently exercisable or will become exercisable within 60 days of March 14, 1997.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock of the Company as of March 14, 1997 (the most recent practicable date) by all directors, each of the named executive officers set forth in the Summary Compensation Table (the "Named Executive Officers") and by all directors and current executive officers as a group:

                                                                                     APPROXIMATE
                                                                        AMOUNT       PERCENTAGE
                                NAME                                     OWNED          OWNED
---------------------------------------------------------------------  ---------     -----------
Wilfred J. Corrigan(1)...............................................  7,149,952         5.5%
T.Z. Chu(2)..........................................................     54,375           *
Malcolm R. Currie(3).................................................    127,575           *
James H. Keyes(4)....................................................     73,875           *
R. Douglas Norby(5)..................................................     66,375           *
Cyril F. Hannon(6)...................................................    144,249           *
W. Richard Marz(7)...................................................     58,535           *
Moshe N. Gavrielov(8)................................................     97,826           *
David E. Sanders(9)..................................................     73,554           *
All directors and executive officers as a group (10 persons)(10).....  7,893,316         6.1%
FORMER EXECUTIVE OFFICERS
Bruce L. Entin(11)...................................................    214,384           *
Albert A. Pimentel(12)...............................................     14,346           *

---------------
  *  Less than 1%

 (1) Includes 825,000 shares, options for which are presently exercisable or will become exercisable within 60 days of March 14, 1997.

 (2) Includes 24,350 shares, options for which are presently exercisable or will become exercisable within 60 days of March 14, 1997.

 (3) Includes 54,375 shares, options for which are presently exercisable or will become exercisable within 60 days of March 14, 1997.

 (4) Includes 34,375 shares, options for which are presently exercisable or will become exercisable within 60 days of March 14, 1997.

 (5) Includes 44,375 shares, options for which are presently exercisable or will become exercisable within 60 days of March 14, 1997.

 (6) Includes 95,000 shares, options for which are presently exercisable or will become exercisable within 60 days of March 14, 1997. Excludes ownership by Mr. Hannon of 20,000 shares of common stock of LSI Logic K.K., a 91% owned affiliate of the Company.

 (7) Includes 57,500 shares, options for which are presently exercisable or will become exercisable within 60 days of March 14, 1997.

 (8) Includes 96,250 shares, options for which are presently exercisable or will become exercisable within 60 days of March 14, 1997.

 (9) Includes 54,000 shares, options for which are presently exercisable or will become exercisable within 60 days of March 14, 1997.

(10) Includes 1,332,250 shares, options for which are presently exercisable or will become exercisable within 60 days of March 14, 1997. Excludes shares held by Mr. Entin and Mr. Pimentel, who were not executive officers of the Company on March 14, 1997.

(11) Includes 184,000 shares, options for which are presently exercisable or will become exercisable within 60 days of March 14, 1997.

(12) Mr. Pimentel resigned from the Company effective November 1, 1996. The table reflects Mr. Pimentel's holdings as of that date.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     A board of five directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for such nominee as shall be designated by the present Board of Directors to fill the vacancy. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

     The names of the nominees for election to the Board of Directors, and certain information about them, are set forth below.

                                                                                           DIRECTOR
              NAME OF NOMINEE                 AGE           PRINCIPAL OCCUPATION            SINCE
--------------------------------------------  ---     ---------------------------------    --------
Wilfred J. Corrigan.........................  59      Chairman of the Board of             1981
                                                        Directors and Chief Executive
                                                        Officer of the Company
James H. Keyes..............................  56      Chairman and Chief Executive         1983
                                                        Officer of Johnson Controls,
                                                        Inc.
T.Z. Chu....................................  62      Retired President of Hoefer          1992
                                                        Pharmacia Biotech, Inc.
Malcolm R. Currie...........................  70      Chief Executive Officer, World       1992
                                                        Bike, Inc.; Chairman Emeritus,
                                                        Hughes Aircraft Co.
R. Douglas Norby............................  61      Executive Vice President and         1993
                                                        Chief Financial Officer of LSI
                                                        Logic Corporation

     Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There are no family relationships between or among any directors or executive officers of the Company.

     Mr. Corrigan, a founder of the Company, has served as Chief Executive Officer and a director of the Company since its organization in January 1981.

     Since January 1993, Mr. Keyes has served as Chairman and Chief Executive Officer of Johnson Controls, Inc., a manufacturer of automated building controls, batteries, and automotive interiors and seating systems. From January 1988 until January 1993, Mr. Keyes served as President and Chief Executive Officer of Johnson Controls, Inc. From January 1986 to January 1988, Mr. Keyes served as President, Chief Operating Officer and a director of Johnson Controls, Inc. From April 1985 to January 1986, Mr. Keyes served as Executive Vice President, Chief Operating Officer and a director of Johnson Controls, Inc. From January 1985 to April 1985, he served as Executive Vice President of Johnson Controls, Inc.

     Mr. Chu served as President of Hoefer Pharmacia Biotech, Inc. from March 1995 until his retirement in February 1997. From August 1993 until March 1995, Mr. Chu served as President and Chief Executive Officer of Hoefer Scientific Instruments. From January 1992 until August 1993, Mr. Chu acted as a consultant to Hambrecht & Quist and to Thermo Instrument Systems, Inc. From 1990 until December 31, 1991, Mr. Chu served as the President of Finnigan Corporation. From 1969 until 1990, he served as the

Principal Executive Officer and Director of Finnigan Corporation at which time it was acquired by Thermo Instrument Systems, Inc.

     Mr. Currie serves as Chief Executive Officer of World Bike, Inc. Mr. Currie served as Chairman and Chief Executive Officer of Hughes Aircraft Company from March 1988 until his retirement in July 1992. From January 1976 until March 1988, Mr. Currie served as President and Chief Executive Officer of Delco Electronics. He presently serves on the boards of directors of Unocal Corporation, Investment Company of America, U.S. Electricar and Moltech Corp., and as President of the Board of Trustees of the University of Southern California.

     Mr. Norby has served as Executive Vice President and Chief Financial Officer of the Company since November 1996. From September 1993 until November 1996, Mr. Norby served as Senior Vice President and Chief Financial Officer of Mentor Graphics Corporation. From July 1992 until September 1993, Mr. Norby served as President and Chief Executive Officer of Pharmetrix Corporation, a health care company located in Menlo Park, California. Mr. Norby served as President and Chief Operating Officer of Lucasfilm, Ltd. from February 1985 until May 1992. Additionally, from 1989 until May 1992, Mr. Norby served as Chairman, President and Chief Executive Officer of LucasArts Entertainment Company, a subsidiary of Lucasfilm, Ltd. Mr. Norby serves on the board of directors of Epitope, Inc.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of 4 meetings during the fiscal year ended December 31, 1996. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not have a separate nominating committee.

     The Audit Committee, which consists of Mr. Currie (who serves as its chairman), Mr. Keyes and Mr. Chu, held 3 meetings during the last fiscal year. The Audit Committee recommends engagement of the Company's independent accountants, and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Compensation Committee, which consists of Mr. Keyes (who serves as its chairman), Mr. Chu and Mr. Currie, held 3 meetings during the last fiscal year. The Compensation Committee reviews and approves the Company's executive compensation policy and makes recommendations concerning the Company's employee benefit plans. During 1996, Mr. Norby served on the Audit Committee and the Compensation Committee. In November 1996, when Mr. Norby became Executive Vice President and Chief Financial Officer for the Company, he resigned from both committees.

     During the fiscal year ended December 31, 1996, all incumbent directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which they served.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are not employees of the Company receive an annual fee of $20,000 paid on a prorated basis and $1,250 for each meeting they attend, plus expenses. The Company's 1995 Director Option Plan (the "1995 Director Plan"), as adopted by the Board of Directors and approved by the stockholders, provides for the grant of nonstatutory stock options to non-employee directors of the Company ("Outside Director"). Each Outside Director shall be granted an option to purchase 15,000 shares of Common Stock (the "First Option") on the date on which he or she first becomes an Outside Director; provided, however, that no Outside Director who was an Outside Director immediately prior to the effective date of the 1995 Director Plan (June 1, 1995) will receive a First Option. In addition, on April 1 of each year (commencing in 1996), each Outside Director shall automatically be granted an option to purchase 7,500 shares of Common Stock of the Company (a "Subsequent Option"), if on such date he or she shall have served on the Board of Directors for at least six months. The 1995 Director Plan provides for neither a maximum nor a minimum number of option shares that may be granted to any one non-employee director but does provide for the number of shares which may be included in any grant and the method of making a grant. Options granted pursuant to the 1995 Director Plan may be exercised only while the optionee is a director of the Company or within 12 months after death or within three months after the optionee ceases to serve as a director of the Company but in no event after its ten year term has expired.

REQUIRED VOTE

     Directors shall be elected by a plurality of the votes of the shares of the Company's Common Stock entitled to vote and represented in person or by proxy at the Annual Meeting. Every stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled, or may distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than five candidates. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting, and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder's votes. The Company will exercise discretionary authority to cumulate votes in the event that additional persons are nominated at the Annual Meeting for election of directors.

     While there is no definitive statutory or case law in Delaware as to the proper treatment of abstentions in the election of directors, the Company believes that abstentions should be counted for purposes of determining whether a quorum is present at the annual meeting for the transaction of business. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions with respect to the election of directors in this manner. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that broker non-votes may be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business. Accordingly, the Company intends to treat broker non-votes with respect to the election of directors in this manner. Votes against, votes withheld and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality.

          MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.

                                  PROPOSAL TWO

             APPROVAL OF AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN
              TO INCREASE SHARES RESERVED FOR ISSUANCE THEREUNDER

     The Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors and approved by the stockholders in April 1983, and a total of 225,000 shares of Common Stock were initially reserved for issuance thereunder. From time to time since April 1983, the Board of Directors and stockholders have approved amendments to the Purchase Plan to increase the number of shares reserved for issuance thereunder to an aggregate of 15,450,000 shares, and to make certain additional amendments to the Purchase Plan. As of March 14, 1997, of the 15,450,000 shares reserved for issuance under the Purchase Plan (without giving effect to this amendment), 13,960,748 shares had been issued. The Company estimates that it will utilize a substantial portion of the 1,489,252 remaining available shares in the exercise periods ending March 31, 1997 and September 30, 1997, leaving an inadequate number of shares available for issuance thereafter.

PROPOSED AMENDMENT TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PURCHASE PLAN IN
FISCAL YEAR 1997

     Stockholder approval is hereby being sought for an amendment approved by the Board of Directors on February 7, 1997, increasing the number of shares of Common Stock reserved for issuance under the Purchase Plan in 1997 by 500,000. The total number of shares of Common Stock reserved for issuance under the Purchase Plan is 15,450,000. If the proposed amendment is approved, the total number of shares of Common Stock reserved for issuance under the Purchase Plan will be 15,950,000.

     A description of the Purchase Plan follows Proposal 3.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented and voting, in person or by proxy, and entitled to vote at the Annual Meeting will be required to approve PROPOSAL TWO. Votes against are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Votes against are also counted for purposes of determining the total number of votes required to pass the proposal and whether such number of votes has been obtained.

     While there is no definitive statutory or case law in Delaware as to the proper treatment of abstentions in the counting of votes with respect to a proposal such as the amendment to the Purchase Plan, the Company believes that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of shares present or represented and entitled to vote on the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions on this proposal in this manner. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes may not be counted for purposes of determining the number of shares entitled to vote with respect to the particular proposal for which authorization to vote was withheld. Accordingly, broker non-votes with respect to this proposal will not be considered shares entitled to vote and will not be counted in determining whether this proposal passes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE PURCHASE PLAN. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE AMENDMENT
                             OF THE PURCHASE PLAN.

                                 PROPOSAL THREE

        APPROVAL OF ADDITIONAL AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN TO INCREASE SHARES RESERVED FOR ISSUANCE THEREUNDER IN FUTURE YEARS

     The Company's Board of Directors is also seeking stockholder approval for an additional amendment to the Purchase Plan approved by the Directors on February 7, 1997 automatically increasing the number of shares of Common Stock reserved for issuance under the Purchase Plan on the first day of each fiscal year during the term of the Purchase Plan beginning fiscal 1998 by an amount equal to (x) 1.15% of the Company's Common Stock issued and outstanding on the last day of the immediately preceding fiscal year less (y) the number of shares available for future option grants under the Purchase Plan on the last day of the immediately preceding fiscal year (the "Annual Replenishment"). In other words, the number of shares available for grant under the Purchase Plan at the beginning of each fiscal year will equal 1.15% of the Company's Common Stock then issued and outstanding.

     The number of shares of Common Stock reserved for issuance under the Purchase Plan, as amended by this proposal, is anticipated to be sufficient to meet the Company's requirements for the duration of the Purchase Plan if the Company continues to issue shares under the Purchase Plan at rates approximating historical levels.

     A description of the Purchase Plan follows this Proposal 3.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented and voting, in person or by proxy, and entitled to vote at the Annual Meeting will be required to approve PROPOSAL THREE. Votes against are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Votes against are also counted for purposes of determining the total number of votes required to pass the proposal and whether such number of votes has been obtained.

     While there is no definitive statutory or case law in Delaware as to the proper treatment of abstentions in the counting of votes with respect to a proposal such as the amendment to the Purchase Plan, the Company believes that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of shares present or represented and entitled to vote on the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions on this proposal in this manner. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes may not be counted for purposes of determining the number of shares entitled to vote with respect to the particular proposal for which authorization to vote was withheld. Accordingly, broker non-votes with respect to this proposal will not be considered shares entitled to vote and will not be counted in determining whether this proposal passes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE PURCHASE PLAN. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE AMENDMENT
                             OF THE PURCHASE PLAN.

SUMMARY OF THE PURCHASE PLAN

     The essential features of the Purchase Plan are outlined below.

  Purpose

     The purpose of the Purchase Plan is to provide employees of the Company and its majority-owned subsidiaries designated by the Board of Directors who participate in the Purchase Plan with an opportunity to purchase Common Stock of the Company through payroll deductions.

  Administration

     The Purchase Plan is administered by the Board of Directors or a committee appointed by the Board, and is currently being administered by the Board of Directors. All questions of interpretation or application of the Purchase Plan are determined in the sole discretion of the Board of Directors or its committee, and its decisions are final and binding upon all participants. Members of the Board of Directors who are eligible employees are permitted to participate in the Purchase Plan but may not vote on any matter affecting the administration of the Purchase Plan or the grant of any option pursuant to the Purchase Plan. No member of the Board of Directors who is eligible to participate in the Purchase Plan may be a member of the committee appointed to administer the Purchase Plan. No charges for administrative or other costs may be made against the payroll deductions of a participant in the Purchase Plan. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the Purchase Plan.

  Eligibility

     Any person who is employed by the Company (or by any of its majority-owned subsidiaries designated by the Board of Directors) for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan. As of January 1, 1997, approximately 2,286 employees were eligible to participate in the Purchase Plan and approximately 1,907 of such eligible employees were participating.

  Offering Dates

     The Purchase Plan is implemented by consecutive 24-month offering periods. The offering periods commence April 1 and October 1 of each year. Each offering period is composed of four six-month exercise periods. The Board of Directors has the power to alter the duration of the offering periods without stockholder approval if such change is announced 15 days prior to the scheduled beginning of the first offering period to be affected.

     Eligible employees become participants in the Purchase Plan by delivering to the Company's personnel office a subscription agreement authorizing payroll deductions. An eligible employee may participate in an offering period only if, as of the enrollment date of such offering period, such employee is not participating in any prior offering period which is continuing at the time of such proposed enrollment. An employee who becomes eligible to participate in the Purchase Plan after the commencement of an offering may not participate in the Purchase Plan until the commencement of the next offering period.

  Purchase Price

     The purchase price per share at which shares are sold under the Purchase Plan is the lower of 85% of the fair market value of a share of Common Stock on the date of commencement of the offering period or 85% of the fair market value of a share of Common Stock on the applicable exercise date within such offering period. The fair market value of the Common Stock on a given date shall be determined by the Board of Directors based upon the closing sales price as reported by the New York Stock Exchange on such date.

  Payment of Purchase Price; Payroll Deductions

     The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed 10% of a participant's eligible compensation, which is defined in the Purchase Plan to include the regular straight time salary as of each payday during the offering period, exclusive of any payments for overtime, bonuses, commissions or incentive compensation. A participant may institute decreases in the rate of payroll deductions at any time and such decreases are immediately effective. Increases in the rate of payroll deductions are effective as of the commencement of any exercise period within the offering period.

     All payroll deductions are credited to the participant's account under the Purchase Plan; no interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose and such payroll deductions need not be segregated.

  Purchase of Stock; Exercise of Option

     At the beginning of each offering period, by executing a subscription agreement to participate in the Purchase Plan, each employee is in effect granted an option to purchase shares of Common Stock. The maximum number of shares placed under option to a participant in an offering period is determined by dividing the compensation which such participant has elected to have withheld during the exercise period by 85% of the fair market value of the Common Stock at the beginning of the offering period or on the applicable exercise date, whichever is lower; provided that such number shall not exceed 200% of the number of shares determined by dividing 10% of the employee's compensation to be accumulated over the offering period (determined as of the enrollment date) by 85% of the fair market value of a share of the Company's Common Stock on the enrollment date. Notwithstanding the foregoing, no employee may make aggregate purchases of stock of the Company and its majority-owned subsidiaries under the Purchase Plan and any other employee stock purchase plans qualified as such under Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code") in excess of $25,000 (determined using the fair market value of the shares at the time the option is granted) during any calendar year.

  Withdrawal

     While each participant in the Purchase Plan is required to sign a subscription agreement authorizing payroll deductions, a participant may terminate his or her participation in the Purchase Plan at any time by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. All of the participant's accumulated payroll deductions will be paid to the participant promptly after receipt of his or her notice of withdrawal and his or her participation in the current offering period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the offering period. No resumption of payroll deductions will occur on behalf of such participant unless such participant re-enrolls in the Purchase Plan by delivering a new subscription agreement to the Company during the applicable open enrollment period preceding the commencement of a subsequent offering period. A participant's withdrawal from the Purchase Plan during an offering period does not have any effect upon such participant's eligibility to participate in subsequent offering periods under the Purchase Plan.

  Termination of Employment

     Termination of a participant's employment for any reason, including retirement or death, cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to such participant or, in the case of death, to the person or persons entitled thereto as specified by the employee in the subscription agreement.

  Capital Changes

     If any change is made in the capitalization of the Company, such as stock splits or stock dividends, which results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustments will be made by the Company in the number of shares subject to purchase and in the purchase price per share, subject to any required action by the stockholders of the Company. In the event of the proposed dissolution or liquidation of the Company, the offering period then in progress will terminate immediately unless otherwise provided by the Board of Directors. In the event of the proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option shall be substituted by the successor corporation, unless the Board of Directors determines, in its discretion, to accelerate the exercisability of all outstanding options under the Purchase Plan. The Board of Directors may also make provisions for adjusting the number of shares subject to the Purchase Plan and the purchase price per share if the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of the Company's outstanding Common Stock.

  Amendment and Termination of the Purchase Plan

     The Board of Directors may at any time amend or terminate the Purchase Plan, except that such termination shall not affect options previously granted nor may any amendment make any change in an option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the Purchase Plan without prior approval of the stockholders of the Company if such amendment would increase the number of shares reserved under the Purchase Plan, permit payroll deductions at a rate in excess of 10% of a participant's compensation, modify the eligibility requirements or materially increase the benefits which may accrue to participants under the Purchase Plan.

  Certain United States Federal Income Tax Information

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares have been held by the participant for more than two years after the offering date and more than one year after the exercise date, the lesser of: (a) the excess of the fair market value of the shares at the time of such disposition over the option price, or
(b) the excess of the fair market value of the shares at the time the option was granted over the option price (which option price will be computed as of the grant date) will be treated as ordinary income, and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the exercise date over the option price will be treated as ordinary income, and any further gain or any loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period. Different rules may apply with respect to participants subject to Section 16(b) of the Securities Exchange Act of 1934, as amended. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares prior to the expiration of the two holding periods described above.

     The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the grant and exercise of options under the Purchase Plan, does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which a participant may reside. It is advisable that a participant contact his or her own tax advisor concerning the application of these tax laws.

                                 PROPOSAL FOUR

            AMENDMENT TO THE 1991 EQUITY INCENTIVE PLAN TO INCREASE
             THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER

GENERAL

     The 1991 Equity Incentive Plan (the "1991 Incentive Plan") was adopted by the Board of Directors and approved by the stockholders in May of 1991 and a total of 2,000,000 shares of Common Stock were initially reserved for issuance thereunder. From time to time since May 1991, the Board of Directors and stockholders have approved amendments to the 1991 Incentive Plan to increase the number of shares reserved for issuance thereunder to an aggregate of 15,000,000 shares and to make certain additional amendments to the 1991 Incentive Plan.

     As of March 14, 1997, 3,192,864 shares had been issued pursuant to the exercise of options granted under the 1991 Incentive Plan and options to purchase 10,360,140 shares had been granted leaving only 1,446,996 of the 15,000,000 shares reserved for issuance under the 1991 Incentive Plan (without giving effect to this amendment) available for future grants.

PROPOSED AMENDMENT TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE 1991 INCENTIVE PLAN IN FISCAL YEAR 1997

     Stockholder approval is hereby being sought for an amendment approved by the Board of Directors on February 7, 1997, increasing the number of shares of Common Stock reserved for issuance under the 1991 Incentive Plan in 1997 by 3,000,000. The total number of shares of Common Stock reserved for issuance under the 1991 Incentive Plan is 15,000,000. If the proposed amendment is approved, the total number of shares of Common Stock reserved for issuance under the 1991 Incentive Plan will be 18,000,000.

     A description of the 1991 Incentive Plan follows Proposal 5.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented and voting, in person or by proxy, and entitled to vote at the Annual Meeting will be required to approve PROPOSAL FOUR. Votes against are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Votes against are also counted for purposes of determining the total number of votes required to pass the proposal and whether such votes have been obtained.

     While there is no definitive statutory or case law in Delaware as to the proper treatment of abstentions in the counting of votes with respect to a proposal such as the amendment to the 1991 Incentive Plan, the Company believes that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of shares present or represented and entitled to vote on the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions on this proposal in this manner. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes may not be counted for purposes of determining the number of shares entitled to vote with respect to the particular proposal for which authorization to vote was withheld. Accordingly, broker non-votes with respect to this proposal will not be considered shares entitled to vote and therefore will not be counted in determining whether this proposal passes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE 1991 INCENTIVE
  PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE AMENDMENT OF
                            THE 1991 INCENTIVE PLAN.

                                 PROPOSAL FIVE

             ADDITIONAL AMENDMENT TO THE 1991 EQUITY INCENTIVE PLAN
      TO INCREASE SHARES RESERVED FOR ISSUANCE THEREUNDER FOR SEVEN YEARS

     The Company's Board of Directors is also seeking stockholder approval for an additional amendment to the 1991 Incentive Plan approved by the Directors on February 7, 1997 automatically increasing the number of shares of Common Stock reserved for issuance under the 1991 Incentive Plan on the first day of each fiscal year during the term of the 1991 Incentive Plan beginning fiscal 1998 and ending fiscal 2004 by an amount equal to (x) 3.75% of the Company's Common Stock issued and outstanding on the last day of the immediately preceding fiscal year less (y) the number of shares available for future option grants under the 1991 Incentive Plan on the last day of the immediately preceding fiscal year. In other words, the number of shares available for grant under the 1991 Incentive Plan at the beginning of each fiscal year will equal 3.75% of the Company's Common Stock then issued and outstanding.

     The effect of this amendment to the 1991 Incentive Plan will be to maintain the number of shares available for issuance in each fiscal year from 1998 through 2004 at 3.75% of the shares issued and outstanding on the last day of the immediately preceding fiscal year.

     The Board of Directors believes that the Company's 1991 Incentive Plan is an important factor in attracting and retaining the high caliber employees and consultants essential to the success of the Company and in aligning their long-term interests with those of the stockholders. Competition for highly qualified individuals in the Company's industry is intense. Employers with which the Company competes for such highly qualified individuals, including those companies that anticipate an initial public offering, frequently offer grants of substantial numbers of stock options as part of a comprehensive compensation package. Accordingly, management believes that to successfully attract the best candidates and to successfully retain key employees, the Company must offer a competitive stock option incentive program as an essential component of its compensation packages.

     The Board of Directors further believes that stock options serve an important role in motivating recipients to contribute to the Company's continued growth and profitability. The proposed amendment to the 1991 Incentive Plan is intended to ensure that the Plan will continue to have available a reasonable number of shares to meet these needs for the remainder of its term.

     Options issued in each year over the life of the 1991 Incentive Plan have averaged 3.1% of the shares outstanding at the beginning of the year of issue. The number of shares of Common Stock reserved for issuance under the 1991 Incentive Plan, as amended by this proposal, is anticipated to be sufficient to meet the Company's requirements for the duration of the 1991 Incentive Plan if the Company continues to issue options under the 1991 Incentive Plan at rates approximating historical levels.

     A description of the 1991 Incentive Plan follows this Proposal 5.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented and voting, in person or by proxy, and entitled to vote at the Annual Meeting will be required to approve PROPOSAL FIVE. Votes against are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Votes against are also counted for purposes of determining the total number of votes required to pass the proposal and whether such votes have been obtained.

     While there is no definitive statutory or case law in Delaware as to the proper treatment of abstentions in the counting of votes with respect to a proposal such as the amendment to the 1991 Incentive Plan, the Company believes that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of shares present or represented and entitled to vote on the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions on this proposal in this manner. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes may not be counted for purposes of determining the number of shares entitled to vote with respect to the particular proposal for which authorization to vote was withheld. Accordingly, broker non-votes with respect to this proposal will not be considered shares entitled to vote and therefore will not be counted in determining whether this proposal passes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE 1991 INCENTIVE
   PLAN TO AUTOMATICALLY INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER FOR SEVEN YEARS. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A
             VOTE AGAINST THE AMENDMENT OF THE 1991 INCENTIVE PLAN.

SUMMARY OF THE 1991 INCENTIVE PLAN

     The essential features of the 1991 Incentive Plan are outlined below.

  Purpose

     The purpose of the 1991 Incentive Plan is to enable the Company to provide an incentive to eligible employees, including officers, and consultants whose present and potential contributions are important to the continued success of the Company, to afford them an opportunity to acquire a proprietary interest in the Company and to enable the Company to enlist and retain in its employ the best available talent for the successful conduct of its business.

  Eligibility

     Employees, including officers, and consultants of the Company and its majority-owned subsidiaries (as well as majority-owned subsidiaries of the Company's majority-owned subsidiaries) whom the Board deems to have the potential to contribute to the future success of the Company are eligible to receive awards under the 1991 Incentive Plan.

  Administration

     The 1991 Incentive Plan shall be administered by (i) the Board of Directors if the Board may administer the 1991 Incentive Plan in compliance with Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or (ii) a committee appointed by the Board and constituted so as to permit the 1991 Incentive Plan to comply with the provisions of Rule 16b-3. If permitted by Rule 16b-3, the 1991 Incentive Plan may be administered by different bodies with respect to employees who are directors, non-director officers, employees who are neither directors nor officers and consultants. For the purposes of this plan description, the term "Committee" shall mean either the committee appointed by the Board or the Board, whichever is administering the 1991 Incentive Plan. All questions of interpretation or application of the 1991 Incentive Plan are determined in the sole discretion of the Committee, and its decisions are final and binding upon all participants. Members of the Board who are eligible employees are permitted to participate in the 1991 Incentive Plan but may not be a member of a committee appointed to administer the 1991 Incentive Plan. Members of the Board receive no additional compensation for their services in connection with the administration of the 1991 Incentive Plan.

  Stock Options

     The 1991 Incentive Plan permits the granting of stock options that either are intended to qualify as Incentive Stock Options ("ISOs") or are not intended to so qualify ("Nonstatutory Stock Options" or "NSOs").

     In the case of an ISO, the option exercise price shall be no less than 100% of the fair market value of a share of Common Stock on the date such option is granted, subject to certain additional conditions set forth in the 1991 Incentive Plan with respect to grants to 10% stockholders. In the case of an NSO, the option exercise price shall be no less than 50% of the fair market value of the Common Stock on the date the option is granted. The number of shares of Common Stock for which options or rights may be granted at less than the fair market value on the date of grant shall not exceed three percent of the total number of shares authorized under the 1991 Incentive Plan.

     The term of each option will be fixed by the Board but may not exceed ten years from the date of grant in the case of ISOs (five years in the case of ISOs granted to an optionee who, at the time of grant, owns Common Stock possessing more than 10% of the total combined voting power of the Company or of any subsidiary). The Committee will determine the time or times each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee.

     The exercise price of options granted under the 1991 Incentive Plan, including applicable withholding, must be paid in full on the exercise date. The method of payment shall be determined by the Committee and may consist of cash, check, promissory note, other shares of Common Stock having a fair market value on the date of exercise equal to the aggregate exercise price of the option, delivery of a properly executed exercise notice and irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, delivery of an irrevocable subscription agreement for the shares which obligates the optionee to take and pay for the shares not more than 12 months after the date of delivery of the subscription agreement, any combination of the foregoing methods of payment or such other consideration and method of payment for the issuance of shares to the extent permitted under the Delaware General Corporation Law.

     Under the 1991 Incentive Plan, if an employee's employment terminates for any reason, including retirement, an option may thereafter be exercised (to the extent it was then exercisable) within such time period as is determined by the Committee (which shall be no more than 90 days in the case of an ISO), subject to the stated term of the option. If the Committee has determined that an employee was discharged for just cause (as defined in the 1991 Incentive Plan), such employee shall have no further rights under the 1991 Incentive Plan or under any option granted to him or her under the plan. If an optionee's employment is terminated by reason of the optionee's death, the option will be exercisable for six months following the date of death or such period as is determined by the Committee, subject to the stated term of the option. Options granted to consultants shall have such terms and conditions with respect to the effect of termination of the consulting relationship (including upon the death of the consultant) as the Committee shall determine in each case.

     To qualify as ISOs, options must meet additional federal tax requirements under the Internal Revenue Code of 1986, as amended (the "Code"). Under current law, these requirements include limits on the value of ISOs that may become first exercisable annually with respect to any optionee, and a shorter exercise period and a higher minimum exercise price in the case of stockholders having a 10% equity interest in the Company.

  Stock Appreciation Rights

     Although no stock appreciation rights ("SARs") have ever been granted under the 1991 Incentive Plan, the Committee may also grant SARs, either in connection with the grant of options or independent of the grant of options. Upon exercise of an SAR granted in connection with an option, the holder is entitled to receive an amount of cash, Common Stock of the Company or any combination thereof (as determined by the

Committee) equal in value to the excess of the fair market value of the shares covered by the surrendered portion of the related option on the date of exercise over the aggregate exercise price of the shares covered by the surrendered portion of the related option. Notwithstanding the foregoing, the Committee may limit the amount that may be paid to the optionee upon exercise of an SAR; provided, however, that such limit shall not restrict the exercisability of the related option. The exercise of an SAR will result in cancellation of the related option, to the extent surrendered on exercise of the SAR. An SAR granted in connection with an option shall be exercisable only when and to the extent that the related option is exercisable and shall expire no later than the date on which the related option expires.

     SARs granted without related options entitle the holder, upon exercise of the SAR, to receive an amount of cash, Common Stock of the Company or any combination thereof (as determined by the Committee) equal in value to the excess of the fair market value of the shares covered by the exercised portion of the SAR on the date of exercise over the fair market value of the shares covered by the exercised portion of the SAR as of the date of grant of the SAR; provided, however, that the Committee may limit the amount that may be paid to the holder upon exercise of such SAR. An SAR granted independent of options shall be exercisable, in whole or in part, at such times as the Committee shall determine.

  Stock Purchase Rights

     The 1991 Incentive Plan provides for the grant of stock purchase rights to purchase Common Stock of the Company either alone, in addition to, or in tandem with other awards under the 1991 Incentive Plan and/ or cash awards made outside of the 1991 Incentive Plan. The Committee shall determine the terms of each stock purchase right, including the number of shares of Common Stock that the purchaser shall be entitled to purchase, the price to be paid for the shares (which price in the case of persons subject to Section 16 of the Exchange Act shall not exceed the par value of the Company's Common Stock) and the time within which the right must be exercised, which shall in no event exceed 60 days from the date the stock purchase right was granted. At the time of exercise of a stock purchase right, the purchaser and the Company will enter into a Restricted Stock Purchase Agreement pursuant to which the Company shall have a right to repurchase, at the original purchase price, any unvested shares in the event of the purchaser's voluntary or involuntary termination of employment or consulting relationship, including by reason of death or disability.

  Stock Bonuses

     The 1991 Incentive Plan also provides for the award of stock bonuses to employees and consultants. Stock bonuses may be granted either alone or in addition to other awards under the 1991 Incentive Plan. Stock bonuses are generally granted in consideration of past services rendered to the Company or its subsidiaries. The Committee shall determine, in its sole discretion, the terms of each stock bonus, and shall determine the performance or employment-related factors to be considered in granting stock bonuses and the extent to which such stock bonuses have been earned.

  Adjustments for Recapitalizations and Reorganizations

     In the event of a stock dividend, stock split combination or similar event, the number of shares of Common Stock available for issuance under the 1991 Incentive Plan shall be increased or decreased proportionately, as the case may be, and the number of shares of Common Stock deliverable in connection with any outstanding option, SAR, stock purchase right or stock bonus, and, where applicable, the exercise price thereof, shall be proportionately adjusted.

     In the event of a merger, reorganization, liquidation or similar event, the Board of Directors shall, with respect to outstanding options, SARs, stock purchase rights or stock bonuses either provide for the assumption or substitution of such awards or provide that the options or rights must be exercised within 30 days. In either case, the Board or the Committee may, in its discretion, provide for accelerated vesting of such awards.

  Amendment and Termination

     The Board may amend, alter, suspend or discontinue the 1991 Incentive Plan at any time, but such amendment, alteration, suspension or discontinuation shall not impair the rights of any participant in the 1991 Incentive Plan, without the participant's consent. In addition, no ISO may be granted under the 1991 Incentive Plan after March 8, 2001. Subject to the specific terms of the 1991 Incentive Plan, the Committee may accelerate any award or option or waive any conditions or restrictions pertaining to such award or option at any time.

     In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") (or any other applicable law or regulation), the Company shall obtain stockholder approval of any 1991 Incentive Plan amendment, in such a manner and to such a degree as required to comply with such laws or regulations.

  Certain United States Federal Income Tax Information

     The following is only a brief summary of the effect of federal income taxation upon the participant and the Company under the 1991 Incentive Plan based upon the Code. This summary does not purport to be complete and does not discuss the income tax laws of any municipality, state or country outside of the United States in which a participant may reside. It is advisable that a participant contact his or her own tax advisor concerning the application of these tax laws.

     Stock Options. If an option granted under the 1991 Incentive Plan is an ISO, the optionee will recognize no income upon grant of the ISO and will incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an ISO regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the ISO and one year after exercise by the optionee, any gain (or loss) will be treated as capital gain (or loss). If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule for measuring ordinary income upon such premature disposition may apply if the optionee is subject to Section 16 of the Exchange Act. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain (or loss) recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain (or loss).

     All other options which do not qualify as ISOs are taxed as NSOs. An optionee will not recognize any taxable income at the time he or she is granted an NSO. However, upon the exercise of an NSO, the optionee will recognize ordinary income measured by the excess of the then fair market value of the shares over the option price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is subject to Section 16 of the Exchange Act, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain (or loss). The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of an NSO.

     Stock Appreciation Rights. A recipient will not recognize any taxable income in connection with the grant of an SAR. On exercise of an SAR for cash, the recipient will generally recognize ordinary income in the year of exercise in an amount equal to the difference between the exercise price (if any) of the SAR and the fair market value of the SAR (computed with reference to the Common Stock of the Company) at the time of exercise. If the recipient is an employee, such amount will be subject to withholding by the Company. As a general rule, the Company will be entitled to a tax deduction in the amount and at the time the recipient recognizes ordinary income with respect to the SAR.

     If the recipient receives shares of Common Stock of the Company upon exercise of an SAR, the tax consequences on purchase and sale of such shares will be the same as those discussed above for NSOs. See "Special Rules Applicable to Corporate Insiders."

     Stock Purchase Rights. Stock purchase rights will generally be subject to the tax consequences discussed above for NSOs.

     Stock Bonus Awards. A recipient who receives fully vested shares of Common Stock pursuant to a stock bonus award will generally recognize ordinary income in the year of receipt equal to the fair market value of the stock on the date of grant. If the recipient receives stock subject to vesting pursuant to a stock bonus award, the recipient will recognize ordinary income equal to the fair market value of the stock at the time the award vests (unless a Section 83(b) election is timely filed at the time of grant). Different timing rules may apply if the recipient is subject to Section 16(b) of the Exchange Act.

     If the recipient is an employee, any amount included in income will be subject to withholding by the Company. As a general rule, the Company will be entitled to a tax deduction in the amount and at the time the recipient recognizes ordinary income with respect to the stock bonus award.

     Capital Gains. Under current law the tax on long-term capital gains is capped at 28%. Short-term capital gain is fully included in gross income and taxed at the same rates as ordinary income. Capital losses are allowed in full against capital gains plus $3,000 of other income.

  Stock Price

     The closing price of a share of the Common Stock on the New York Stock Exchange on March 14, 1997 was $37.25.

                                  PROPOSAL SIX

             APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

GENERAL

     The Restated Certificate of Incorporation of the Company, as currently in effect, provides that authorized capital stock shall consist of 250,000,000 shares of Common Stock, $0.01 par value, and 2,000,000 shares of Preferred Stock. The proposed amendment would increase the number of shares of Common Stock authorized for issuance by 200,000,000 to a total of 450,000,000 shares. As more fully described below, the proposed amendment is intended to provide the Company flexibility to meet its future needs for unreserved Common Stock.

REASONS FOR THE PROPOSED AMENDMENT

     The Company's number of authorized shares of Common Stock, currently at 250,000,000, was increased to that number in 1995 from 73,500,000, by approval of the Company's stockholders. Since the increase in the Company's authorized capital in 1995, the Company has issued a total of 68,478,788 additional shares, which resulted from a 100% stock dividend (two-for-one stock split) and the issuance of new shares pursuant to various capital transactions, including employee and director benefit plan transactions. At March 14, 1997, the Company's market capitalization was approximately $4,819,807,000.

     As of March 14, 1997, 129,390,793 shares of the Common Stock were issued and outstanding; 11,734,694 shares were reserved for issuance upon conversion of certain convertible notes; and 52,588,077 shares were reserved for issuance under the Company's employee stock benefit plans, leaving only 56,286,436 shares of Common Stock available for future issuance. The number of shares remaining available is not considered adequate for the Company's future possible requirements.

     Although the Company has no firm plans to use the additional authorized shares of Common Stock other than as described above, the Company's Board of Directors believes that it is prudent to increase the number of authorized shares of Common Stock to the proposed level in order to provide a reserve of shares available for issuances in connection with possible future actions. Such actions may include, but are not limited to stock splits or stock dividends if the Board of Directors, for example, were to determine that it would be desirable to facilitate a broader base of shareholders. The Company's Board of Directors also believes that the increased number of shares will provide the flexibility to effect other possible actions such as financings, corporate mergers, acquisitions of property, employee benefit plans and for other general corporate purposes. For example, in 1994 and 1995 the Company raised approximately $143,000,000 and $405,000,000 respectively, through the issuance of notes convertible into the Company's Common Stock and the issuance of Common Stock, respectively, pursuant to these transactions. On February 21, 1997, the Company issued a notice of redemption of the convertible notes issued in 1994. By reference to the current market price of the Company's Common Stock, the company anticipates that the Notes will be fully converted into the Company's Common Stock in accordance with their terms. Further, the semiconductor industry is capital intensive and in order to remain competitive, the Company must continue to make significant investments in new facilities and capital equipment, for which the remaining number of unreserved shares would likely be inadequate. Having such additional authorized Common Stock available for issuance in the future would allow the Board of Directors to issue shares of Common Stock without the delay and expense associated with seeking stockholder approval. Elimination of such delays and expense occasioned by the necessity of obtaining stockholder approval will better enable the Company, among other things, to engage in financing transactions and acquisitions as well as to take advantage of changing market and financial conditions on a more competitive basis as determined by the Board of Directors.

POSSIBLE EFFECTS OF THE AMENDMENT

     If the proposed amendment is approved, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of stockholders of the Company, except as provided under Delaware corporate law or under the rules of any national securities exchange on which shares of Common Stock of the Company are then listed. Current holders of Common Stock have no pre-emptive or like rights, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership thereof. The effects of the authorization of additional shares of Common Stock may also include dilution of the voting power of currently outstanding shares and reduction of the portion of dividends and of liquidation proceeds payable to the holders of currently outstanding Common Stock.

     In addition, the Board of Directors could use authorized but unissued shares to create impediments to a takeover or a transfer of control of the Company. Accordingly, an effect of the increase in the number of authorized shares of Common Stock may be to deter a future takeover attempt which holders of Common Stock may deem to be in their best interest or in which holders of Common Stock may be offered a premium for their shares over the market price.

     In November 1988, the Board of Directors established a Shareholder Rights Plan ("Rights Plan") and issued under the Rights Plan as a dividend to the holders of Common Stock, rights to purchase Series A Participating Preferred Stock. In the event the rights become exercisable, the Company might have to issue a substantial number of new shares of Common Stock in order to effectuate the Rights Plan. Although under the Rights Plan the Company is not now obligated to reserve shares of Common Stock for issuance thereunder, a failure to have sufficient authorized shares available could result in a delay or failure of implementation of all aspects of the Rights Plan. A copy of the Rights Agreement was filed with the Securities and Exchange Commission on November 21, 1988 as an exhibit to the Registration Statement on Form 8-A pursuant to Section 12(a) of the Securities Exchange Act of 1934. The foregoing brief description of the Rights Plan is qualified in its entirety by reference to the text of the Rights Agreement.

     The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by management. Moreover, management does not currently intend to propose additional anti-takeover measures in the foreseeable future.

REQUIRED VOTE

     The affirmative vote of a majority of the outstanding shares of Common Stock will be required to approve PROPOSAL SIX. If the proposed amendment to the Restated Certificate of Incorporation is approved by the stockholders, such amendment will become effective upon filing an amendment to the Restated Certificate of Incorporation with the Delaware Secretary of State. If the amendment is authorized, the text of the first paragraph of Article 4 of the Company's Restated Certificate of Incorporation will be as follows:

     "This corporation is authorized to issue two classes of shares designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which this corporation shall have authority to issue is Four Hundred Fifty-Two Million (452,000,000) of which Four Hundred Fifty Million (450,000,000) shall be Common Stock with a par value of $0.01 per share and Two Million (2,000,000) shall be Preferred Stock with a par value of $0.01 per share."

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST
                       THE AMENDMENT OF THE CERTIFICATE.

                                 PROPOSAL SEVEN

                APPROVAL OF PERFORMANCE-BASED BONUS COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors has adopted, subject to stockholder approval, a performance-based bonus compensation plan (the "Plan") for the Chief Executive Officer ("CEO") of the Company. Each year, a specific bonus payment to the CEO under the Plan will depend upon the Company's performance in achieving pre-established levels of annual operating income, which in no event may exceed $2,000,000 (the "Bonus"). Stockholder approval of the Bonus is necessitated by Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides a $1,000,000 cap on tax deductibility for certain compensation paid to the CEO by publicly-held corporations.

     The only eligible participant under the Plan is the CEO. The Plan is designed to recognize the contribution of the CEO to the Company's successful performance in accordance with the prespecified operating income results approved by the Committee.

     The Bonus is to be paid in cash upon approval by the Committee. The Committee will be responsible for certifying the results achieved to determine the amount of the Bonus.

     The amount payable under the Plan is contingent upon the achievement of operating income targets and therefore is not presently determinable.

     A copy of the Plan is attached hereto as Appendix A.

REQUIRED VOTE

     Approval of the Performance-Based Bonus Compensation Plan requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented and voting, in person or by proxy, and entitled to vote at the Annual Meeting. Votes against are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Votes against are also counted for purposes of determining the total number of votes required to pass the proposal and whether such number of votes has been obtained.

     While there is no definitive statutory or case law in Delaware as to the proper treatment of abstentions in the counting of votes with respect to a proposal such as the amendment to the Purchase Plan, the Company believes that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of shares present or represented and entitled to vote on the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions on this proposal in this manner. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes may not be counted for purposes of determining the number of shares entitled to vote with respect to the particular proposal for which authorization to vote was withheld. Accordingly, broker non-votes with respect to this proposal will not be considered shares entitled to vote and will not be counted in determining whether this proposal passes.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PERFORMANCE-BASED BONUS COMPENSATION PLAN. THE EFFECT OF AN ABSTENTION
        IS THE SAME AS THAT OF A VOTE AGAINST THE APPROVAL OF THE PLAN.

                                 PROPOSAL EIGHT

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected Price Waterhouse LLP, independent accountants, to audit the consolidated financial statements of the Company for its 1997 fiscal year and recommends that the stockholders vote for ratification of such appointment. If there is a negative vote on such ratification, the Board of Directors will reconsider its selection. Price Waterhouse LLP has audited the Company's consolidated financial statements since the fiscal year ended December 31, 1981. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION
         OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE INDEPENDENT
       ACCOUNTANTS FOR THE 1997 FISCAL YEAR. THE EFFECT OF AN ABSTENTION
         IS THE SAME AS THAT OF A VOTE AGAINST THE RATIFICATION OF THE
                  APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS.

                             EXECUTIVE COMPENSATION

     The following table shows, as to (i) the Chief Executive Officer, (ii) each of the four other most highly compensated executive officers whose salary plus bonus exceeded $100,000, and (iii) one additional individual who would have been one of the four most highly compensated executive officers but for the fact that such individual was not serving as executive officers of the Company on December 31, 1996, information concerning all reportable compensation awarded to, earned by or paid to each for services to the Company in all capacities during the fiscal year ended December 31, 1996, as well as such compensation for each such individual for the Company's previous two fiscal years (if such person was the Chief Executive Officer or an executive officer, as the case may be, during any part of such fiscal year).

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM COMPENSATION
                                                                      ----------------------------------------------
                                       ANNUAL COMPENSATION
                              --------------------------------------    AWARDS                 PAYOUTS
                                                           OTHER      -----------              -------
                                                           ANNUAL     RESTRICTED                LTIP     ALL OTHER
                                                          COMPEN-        STOCK      OPTIONS/   PAYOUTS    COMPEN-
 NAME AND PRINCIPAL POSITION  YEAR  SALARY($) BONUS($)  SATION($)(1)  AWARD($)(2)  SARS(#)(3)  ($)(4)   SATION($)(5)
----------------------------- ----- --------  --------  ------------  -----------  ----------  -------  ------------
Wilfred J. Corrigan..........  1996 $685,577    -0-       $ 10,400        -0-         -0-       -0-       $ 13,807
Chaiman                        1995 $600,769  $730,000    $ 13,100        -0-      1,400,000     -0-      $ 37,823
Chief Executive Officer        1994 $563,846  $575,000    $  9,600        -0-            -0-     -0-      $ 41,351
W. Richard Marz..............  1996 $332,077  $ 30,000    $  9,100        -0-        175,000     -0-      $  7,562
Executive Vice President,      1995 $ 80,760  $125,000    $  2,100        -0-        125,000     -0-      $ 85,607
  Geographic Markets           1994   -0-       -0-        -0-            -0-         -0-        -0-       -0-
Cyril F. Hannon..............  1996 $322,500  $ 35,000    $  9,100        -0-        120,000     -0-      $  9,917
Executive Vice President,      1995 $291,923  $250,000    $  9,479        -0-        100,000     -0-      $ 21,637
  Worldwide Operations         1994 $279,615  $175,000    $  8,400        -0-         30,000     -0-      $ 23,313
Moshe M. Gavrielov...........  1996 $293,461  $ 50,000    $121,272        -0-        255,000     -0-      $  4,127
Executive Vice President,      1995 $226,923  $165,000    $172,014        -0-         40,000     -0-      $ 13,353
  LSI Logic Products           1994 $186,038  $100,000    $  7,200        -0-         20,000     -0-      $ 10,606
David E. Sanders.............  1996 $202,154  $ 14,000    $  9,600        -0-         55,000     -0-      $ 15,265
Vice President, General        1995 $173,385  $ 80,000    $  8,400        -0-         20,000     -0-      $ 11,798
  Counsel and Secretary        1994 $161,692  $ 70,000    $  8,400        -0-         20,000     -0-      $  9,426
Bruce L. Entin (6)...........  1996 $193,615  $ 25,000    $  9,771      -0-           60,000    -0-       $  4,493
Vice President, Worldwide      1995 $172,816  $ 90,000    $  9,397      -0-           20,000    -0-       $ 10,894
  Customer Marketing,          1994 $162,615  $ 70,000    $  9,027      -0-           20,000    -0-       $  8,597
    Geographic Markets
Albert A. Pimentel (7).......  1996 $251,135    -0-       $  7,090        -0-         50,000     -0-      $  4,188
Former Senior Vice President   1995 $251,923  $200,000    $  8,400        -0-         40,000     -0-      $ 15,165
  and Chief Financial Officer  1994 $236,923  $160,000    $  9,295        -0-         20,000     -0-      $ 15,336

---------------
(1) Includes amounts paid for car allowance, tax planning, and in the case of Mr. Gavrielov, foreign relocation payments.

(2) The Company has not granted any restricted stock rights.

(3) The Company has not granted any stock appreciation rights. The number of options granted has been adjusted for a two-for-one stock split in the form of a stock dividend declared for stockholders of record on May 23, 1995. The number of options granted in 1996 reflects options granted pursuant to an option repricing opportunity offered in that year to all employees, except certain executive officers.

(4) The Company does not have any Long Term Incentive Plans as that term is defined in the regulations.

(5) "All Other Compensation" is itemized as follows:

     - In 1996, Mr. Corrigan received $7,265 for profit sharing and $6,542 for group term life insurance. In 1995, Mr. Corrigan received $31,523 for profit sharing, and $6,300 for group term life insurance. In 1994, Mr. Corrigan received $34,301 for profit sharing, $750 for a patent award, and $6,300 for group term life insurance.

     - In 1996, Mr. Marz received $3,375 for profit sharing and $4,187 for group term life insurance. In 1995, Mr. Marz received $9,522 for profit sharing, $1,085 for group term life insurance and $75,000 as a hire-on bonus.

     - In 1996, Mr. Hannon received $3,375 for profit sharing and $6,542 for group term life insurance. In 1995, Mr. Hannon received $15,337 for profit sharing and $6,300 for group term life insurance. In 1994, Mr. Hannon received $17,013 for profit sharing and $6,300 for group term life insurance.

     - In 1996, Mr. Gavrielov received $2,644 for profit sharing and $1,483 for group term life insurance. In 1995, Mr. Gavrielov received $11,925 for profit sharing and $1,428 for group term life insurance. In 1994, Mr. Gavrielov received $9,245 for profit sharing and $1,361 for group term life insurance.

     - In 1996, Mr. Sanders received $2,048 for profit sharing and $2,568 for group term life insurance and $10,649 in exchange for the cancellation of stock options granted by LSI Logic Corporation of Canada, Inc. In 1995, Mr. Sanders received $9,558 for profit sharing and $2,240 for group term life insurance. In 1994, Mr. Sanders received $7,349 for profit sharing and $2,077 for group term life insurance.

     - un 1996, Mr. Entin received $2,003 for profit sharing and $1,263 for group term life insurance. In 1995, Mr. Entin received $9,588 for profit sharing and $1,306 for group term life insurance. In 1994, Mr. Entin received $7,372 for profit sharing and $1,225 for group term life insurance.

     - In 1996, Mr. Pimentel received $2,925 for profit sharing and $1,263 for group term life insurance. In 1995, Mr. Pimentel received $13,737 for profit sharing and $1,428 for group term life insurance. In 1994, Mr. Pimentel received $14,412 for profit sharing and $924 for group term life insurance.

(6) Mr. Entin served as an executive officer in the capacity of Vice President, Investor Relations and Corporate Communications until September 1996. Thereafter he became Vice President, Worldwide Customer Marketing, Geographic Markets, and ceased to be an executive officer of the Company. He was not serving as an executive officer of the Company at the end of fiscal year 1996.

(7) Mr. Pimentel resigned from the Company effective November 1, 1996.

STOCK OPTION GRANTS AND EXERCISES

     The following tables set forth the stock options granted to the Named Executive Officers under the Company's stock option plans and the options exercised by such Named Executive Officers during the fiscal year ended December 31, 1996.

     The Option/SAR Grant Table sets forth hypothetical gains or "option spreads" for the options at the end of their respective ten-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of 5% and 10% from the date the option was granted to the end of the option term. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions.

                    OPTION/SAR(1) GRANTS IN LAST FISCAL YEAR

              LSI LOGIC CORPORATION 1991 EQUITY INCENTIVE PLAN(2)

                                             INDIVIDUAL GRANTS
                          --------------------------------------------------------    POTENTIAL REALIZABLE
                                            PERCENT OF                                        VALUE
                                              TOTAL                                  ASSUMED ANNUAL RATES OF
                                             OPTIONS/                                      STOCK PRICE
                                           SARS GRANTED                                   APPRECIATION
                                           TO EMPLOYEES   EXERCISE OR                    FOR OPTION TERM
                          OPTIONS/SARS      IN FISCAL     BASE PRICE    EXPIRATION   -----------------------
          NAME            GRANTED (#)          YEAR        ($/SHARE)       DATE          5%          10%
------------------------  ------------     ------------   -----------   ----------   ----------   ----------
Wilfred J. Corrigan.....        -0-            0.00%            N/A        N/A       $      -0-   $      -0-
Cyril F. Hannon.........     50,000            0.69%        $ 32.13      02/16/06    $1,010,162   $2,559,949
                             20,000            0.28%        $ 22.38      08/16/06    $  281,430   $  713,200
                             50,000            0.69%        $ 30.50      11/15/06    $  959,064   $2,430,457
Moshe N. Gavrielov......     50,000            0.69%        $ 32.13      02/16/06    $1,010,162   $2,559,949
                             75,000            1.04%        $ 34.38      05/10/06    $1,621,369   $4,108,867
                             50,000            0.69%        $ 22.38      08/16/06    $  703,576   $1,782,999
                             80,000            1.11%        $ 30.50      11/15/06    $1,534,503   $3,888,732
W. Richard Marz.........     75,000            1.04%        $ 32.13      02/16/06    $1,515,243   $3,839,923
                             30,000            0.41%        $ 34.38      05/10/96    $  648,548   $1,643,547
                             50,000            0.69%        $ 22.38      08/16/06    $  703,576   $1,782,999
                             20,000            0.28%        $ 30.50      11/15/06    $  383,626   $  972,183

                                             INDIVIDUAL GRANTS
                          --------------------------------------------------------    POTENTIAL REALIZABLE
                                            PERCENT OF                                        VALUE
                                              TOTAL                                  ASSUMED ANNUAL RATES OF
                                             OPTIONS/                                      STOCK PRICE
                                           SARS GRANTED                                   APPRECIATION
                                           TO EMPLOYEES   EXERCISE OR                    FOR OPTION TERM
                          OPTIONS/SARS      IN FISCAL     BASE PRICE    EXPIRATION   -----------------------
          NAME            GRANTED (#)          YEAR        ($/SHARE)       DATE          5%          10%
------------------------  ------------     ------------   -----------   ----------   ----------   ----------
David E. Sanders........     20,000            0.28%        $ 32.13      02/16/06    $  404,065   $1,023,980
                             20,000(3)         0.28%        $ 22.38      08/16/06    $  281,430   $  713,200
                             15,000            0.21%        $ 30.50      11/15/06    $  287,719   $  729,137
Bruce L. Entin..........     20,000            0.28%        $ 32.13      02/16/06    $  404,065   $1,023,980
                             20,000(3)         0.28%        $ 22.38      08/16/06    $  281,430   $  713,200
                             20,000            0.28%        $ 30.50      11/15/06    $  338,626   $  972,183
Albert A. Pimentel(4)...     30,000            0.42%        $ 32.13      02/16/06    $  606,097   $1,535,969
                             20,000            0.28%        $ 22.38      08/16/06    $  281,430   $  713,200

---------------
(1) The Company has not granted any stock appreciation rights.

(2) The material terms of the grants (other than those set forth in the table) are: (a) The exercise price of the options is the fair market value of Common Stock as of the date of grant; (b) The options vest cumulatively in equal 25% increments on each of the first four anniversaries of the date of grant; (c) To the extent unexercised, the options lapse after ten years; (d) The options are non-transferable and are only exercisable during the period of employment of the optionee (or within three months following termination of employment), subject to limited exceptions in the cases of certain terminations, death or permanent disability of the optionee.

(3) These options were granted pursuant to an option repricing opportunity offered to all employees, except certain executive officers, on August 16, 1996. The transaction is described below in the section entitled "Option Repricing."

(4) Mr. Pimentel resigned from the Company effective November 1, 1996.

             AGGREGATED OPTION/SAR(1) EXERCISES IN LAST FISCAL YEAR
                               AND YEAR-END VALUE

                LSI LOGIC CORPORATION 1991 EQUITY INCENTIVE PLAN

                                                                NUMBER OF                    VALUE(2) OF
                                                          SECURITIES UNDERLYING       UNEXERCISED IN-THE-MONEY
                             NUMBER OF                  UNEXERCISED OPTIONS HELD       OPTIONS HELD AT FISCAL
                              SHARES                       AT FISCAL YEAR END                 YEAR END
                            ACQUIRED ON     VALUE      ---------------------------   ---------------------------
           NAME              EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------  -----------   ----------   -----------   -------------   -----------   -------------
Wilfred J. Corrigan.......        -0-     $      -0-     412,500       1,112,500     $ 2,089,063    $ 3,532,813
Cyril F. Hannon...........     70,000     $1,672,188      25,000         235,000     $    51,563    $ 1,050,938
Moshe N. Gavrielov........     31,750     $  866,984      40,000         335,000     $   189,375    $   883,750
W. Richard Marz...........        -0-     $      -0-      31,250         268,750     $       -0-    $   250,000
David E. Sanders..........        -0-     $      -0-      40,500          63,500     $   775,000    $   382,813
Bruce L. Entin............        -0-     $      -0-     166,500          72,500     $ 3,719,125    $   461,250
Albert A. Pimentel(3).....     10,000     $   66,875     172,500             -0-     $ 4,126,563    $       -0-

---------------
(1) The Company has not granted any stock appreciation rights.

(2) Value of vested options is based on the difference between the fair market value of Company's Common Stock of $27.375 per share as of December 30, 1996, the last day of the last completed fiscal year and the exercise price of the unexercised options. Values of in-the-money unexercised options at fiscal year-end reflect the August 16, 1996 repricing of Mr. Sanders' and Mr. Entin's options.

(3) Mr. Pimentel resigned from the Company effective November 1, 1996.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Overview and Philosophy

     The Compensation Committee (the "Committee") of the Board of Directors establishes the overall executive compensation strategies of the Company and approves compensation elements of the chief executive officer and other executive officers. The Committee periodically reviews its approach to executive compensation.

     The Committee is comprised of all of the outside, non-employee members of the Board of Directors (three), none of whom has interlocking relationships as defined by the Securities and Exchange Commission. In November 1996, Mr. Douglas Norby, who had been a member of the Committee prior to that time, resigned from the Committee when he accepted the position of Executive Vice President and Chief Financial Officer for the Company. The Committee has available to it such external compensation advice and data as the Committee deems appropriate to obtain.

     The compensation philosophy of the Committee is to provide a comprehensive compensation package for each executive officer that is well suited to support accomplishment of the Company's business strategies, objectives and initiatives. For incentive-based compensation, the Committee considers the desirability of structuring such compensation arrangements so as to qualify for deductibility under section 162(m) of the Internal Revenue Code. As the Committee applies this compensation philosophy in determining appropriate executive compensation levels and other compensation factors, the Committee reaches its decision with a view towards the Company's overall financial performance.

  Executive Officer Compensation

     The Committee's approach is based upon a belief that a substantial portion of aggregate annual compensation for executive officers should be contingent upon the Company's performance and an individual's contribution to the Company's success. In addition, the Committee strives to align the interest of the Company's executive officers with the long-term interests of stockholders through stock option grants that can result in ownership of the Company's Common Stock. The Committee endeavors to structure each executive officer's overall compensation package to be consistent with this approach and to enable the Company to attract, retain and reward personnel who contribute to the success of the Company.

     The Company's compensation program for executive officers is based on the following guidelines:

     - Establishment of salary levels and participation in generally available employee benefit programs based on competitive compensation package practices.

     - Utilization of a performance-based, cash incentive plan.

     - Inclusion of equity opportunities that create long-term incentives based upon increases in stockholder return.

     The Company had a cash incentive plan during 1996 that provided for bonus awards to be made to the executive officers and other members of senior management subject to an aggregate budget for all awards under the plan. The plan established a minimum level of operating income to be achieved by the Company for the year before any payments would be made under the plan. The plan also allowed upward adjustments in awards to be made if the minimum operating income target was exceeded. In addition, per the plan's provisions, except as to his own eligibility for an award under the plan, the CEO was authorized to determine individual bonus award amounts pursuant to his judgment of each participant's relative personal contributions to the Company's performance, subject to the approval of the Committee of awards to executive officers. Since the Company's operating income for 1996 did not exceed the threshold target established under the plan, no payments under the plan were made.

     However, for 1996 the Committee approved and made discretionary cash incentive awards to certain executive officers and approved a budget amount from which the CEO made individual discretionary cash incentive awards to other members of senior management. These awards were designed to reflect the contributions of the award recipients to the Company's profitability during 1996 and the Company's performance on a basis relative to general industry conditions for the year.

     During 1996 the Committee approved a budget for increases in executive officers' base salary levels, which reflected the compensation guidelines described previously in this report. Increased in base salary amounts for individual executive officers were then made pursuant to the CEO's judgment and discretion in satisfying the Company's compensation philosophy set forth above, which increases, in the aggregate, were within the budget that had been approved by the Committee. The general level of compensation of the Company's executive officers is in the median of ranges of compensation information sources against which the Company makes competitive comparisons.

     The Company maintains a set of guidelines for use in making recommendations to the Committee on individual grants of stock options, including the size of such grants, to executive officers. Options to purchase the Common Stock of the Company were granted to the executive officers by reference to the guidelines. These guidelines are developed by reference to external published surveys and other information that are believed to fairly reflect the competitive environment in which the Company operates and which are consistent with the compensation principles set forth above.

  Repricing of Options

     During 1996, the Committee approved a stock option exchange arrangement, which allowed the repricing of certain stock option grants to certain participants in the 1991 Equity Incentive Plan, including three individuals who were executive officers at the date of the option repricing. Options that had been granted having exercise prices of $30.00 per share or greater were allowed to be exchanged for new options at the then current market price of $22.375 per share. In exchange, the vesting periods were reset to start over for the repriced options. The basis for the determination to provide the repricing was that (i) the interest of the Company in providing a compensation incentive through the use of stock options would be adversely impacted as to employees whose stock options had exercise prices substantially in excess of the market price of the Company's Common Stock ("Underwater Options"); (ii) in the Company's competitive environment, employees holding Underwater Options were seen to be vulnerable to being recruited by other employers who offer a more attractive incentive by granting stock options at current market prices; and
(iii) the disruption to the Company's operations from the loss of key employees was perceived to be likely to have an adverse effect on the Company. Accordingly, extending the arrangement for stock option repricing was believed to be in the best interests of the Company.

  Chief Executive Officer Compensation

     Mr. Corrigan has been CEO of the Company since its founding in 1981. His base salary prior to the beginning of fiscal 1995 was $625,000, which was increased to $675,000 during 1996, based upon reference to external competitive pay practices, the above-described compensation approach to executive officers and an independent assessment by this Committee of Mr. Corrigan's performance.

     Mr. Corrigan did not receive a cash bonus for 1996. Mr. Corrigan did not participate in the stock option exchange and repricing arrangements described elsewhere in this report.

     The Committee believes Mr. Corrigan has managed the Company well, and has achieved distinguished results, including in terms of revenue, gross margin, operation income and net income.

                                    MEMBERS OF THE COMPENSATION COMMITTEE

                                    James H. Keyes
                                    T.Z. Chu
                                    Malcolm R. Currie

February 7, 1997

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are set forth in the preceding section as well as in Proposal One. There are no members of the Compensation Committee who were officers or employees of the Company or any of its subsidiaries during the fiscal year, formerly officers of the Company, or had any relationship otherwise requiring disclosure hereunder.

                                OPTION REPRICING

     In August 1996, the Compensation Committee (the "Committee") of the Board of Directors approved a stock option exchange arrangement, which was extended to all participants in the Company's 1991 Equity Incentive Plan, with the exceptions of the Chief Executive Officer and those executive officers who had been the four most highly compensated executive officers in the prior year. As further addressed in the foregoing Compensation Committee Report on Executive Compensation, the stock option arrangement allowed option holders to exchange previously-granted options having an exercise price of $30.00 or greater for new options having an exercise price of $22.375, the then-current market value for the Company's Common Stock. In exchange, the vesting periods were reset to start over for the new, repriced stock options.

     While neither the Committee nor the Board of Directors has an intention to reprice stock options in the future, the Company has repriced stock options in the past as noted in the Table of Ten-Year Option Repricings set forth below. That table sets forth the option repricings for the last ten years for all executive officers.

                             LSI LOGIC CORPORATION

                           TEN-YEAR OPTION REPRICINGS
                            FROM 1/1/87 TO 12/30/96

                                                                                                                LENGTH OF
                                                   NUMBER OF                                                     ORIGINAL
                                                  SECURITIES                                                   OPTION TERM
                                                  UNDERLYING    MARKET PRICE OF                                REMAINING AT
                                                    OPTIONS      STOCK AT TIME     EXERCISE   NEW EXERCISE       DATE OF
                NAME                     DATE     REPRICED(1)     OF REPRICING      PRICE        PRICE          REPRICING
-------------------------------------  ---------  -----------   ----------------   --------   ------------   ----------------
EXECUTIVE OFFICERS
Wilfred J. Corrigan,.................   11/05/91    200,000          $ 3.69         $ 5.43       $ 4.06       3 yrs. 221 days
Chairman and Chief                      10/26/87    100,000            3.38           4.82         3.71       3 yrs. 270 days
  Executive Officer                     10/26/87    200,000            3.38           5.09         3.71       3 yrs. 360 days
Cyril F. Hannon,.....................   11/05/91     30,000            3.69           4.25         3.69       9 yrs. 102 days
Executive Vice                          02/09/90    169,470            3.63           3.92         3.63       4 yrs. 147 days
  President Worldwide                   02/09/90     70,000            3.63           5.56         3.63       9 yrs.  77 days
  Operations                            02/09/90     25,530            3.63           3.92         3.63       4 yrs. 147 days
                                        10/26/87     19,671            3.38           5.08         3.38       7 yrs.  95 days
                                        10/26/87     10,329            3.38           5.08         3.38       7 yrs.  95 days
                                        10/26/87     60,000            3.38           4.38         3.38       8 yrs. 271 days
                                        10/26/87     60,000            3.38           7.38         3.38       9 yrs. 177 days

David E. Sanders,....................   08/16/96     20,000           22.38          32.13        22.38       9 yrs. 184 days
Vice President,                         11/05/91     14,000            3.69           5.44         3.69       9 yrs. 185 days
  General Counsel and Secretary         02/09/90     12,000            3.63           4.38         3.63       6 yrs. 165 days
                                        02/09/90     10,000            3.63           4.25         3.63       7 yrs. 354 days
                                        10/26/87     10,000            3.38           7.38         3.38       9 yrs. 177 days

Lewis C. Wallbridge,.................   08/16/96     25,000           22.38          32.13        22.38       9 yrs. 184 days
Vice President                          11/05/91     20,000            3.69           4.81         3.69       8 yrs. 181 days
  Human Resources                       11/05/91     24,000            3.69           4.25         3.69       9 yrs. 102 days
                                        02/09/90     10,000            3.63           5.56         3.63        9 yrs. 77 days
                                        10/26/87     12,000            3.38           4.17         3.38       6 yrs. 264 days
                                        10/26/87     33,000            3.38           4.17         3.38       6 yrs. 264 days
                                        10/26/87     15,000            3.69           4.25         3.69       7 yrs.  95 days
                                        10/26/87     30,000            3.38           4.17         3.38       8 yrs. 271 days
                                        10/26/87     12,000            3.38           7.38         3.38       9 yrs. 177 days

FORMER EXECUTIVE OFFICERS(2)
Robert N. Blair (1991)...............   11/05/91     40,000            3.69           4.81         3.69       8 yrs. 181 days
Senior Vice President                   02/09/90     40,000            3.63           3.94         3.63       7 yrs. 276 days
  U.S. ASIC Marrketing                  02/09/90     40,000            3.63           5.63         3.63       8 yrs.  97 days
                                        02/09/90     30,000            3.63           5.56         3.63       9 yrs.  77 days
                                        02/09/90     30,000            3.63           4.17         3.63       4 yrs. 158 days
                                        10/26/87     30,000            3.38           4.38         3.38       8 yrs. 271 days
                                        10/26/87     40,000            3.38           7.38         3.38       9 yrs. 177 days

Perry C. Constantine.................   02/09/90     30,000            3.63           4.17         3.63       4 yrs. 158 days
(1991)                                  02/09/90     60,000            3.63           4.38         3.63       6 yrs. 165 days
Senior Vice President                   02/09/90     20,000            3.63           5.69         3.63       8 yrs. 355 days
  Rest of World
  Markets

Bruce L. Entin (1996)................   08/16/96     20,000           22.38          32.13        22.38       9 yrs. 184 days
Vice President                          11/05/91     20,000            3.69           4.81         3.69       8 yrs. 181 days
  Investor Relations                    11/05/91     10,000            3.69           4.25         3.69       9 yrs. 102 days
  and Corporate                         02/09/90     19,671            3.63           5.08         3.63       4 yrs. 354 days
  Communications                        02/09/90      4,329            3.63           5.08         3.63       4 yrs. 354 days
                                        02/09/90      9,000            3.63           4.38         3.63       6 yrs. 165 days
                                        02/09/90     30,000            3.63           5.63         3.63       8 yrs.  97 days
                                        02/09/90     10,000            3.63           5.56         3.63       9 yrs.  77 days
                                        10/26/87     30,000            3.38           4.38         3.38       8 yrs. 271 days
                                        10/26/87     20,000            3.38           7.38         3.38       9 yrs. 177 days

Brian L. Halla (1996)................   11/05/91     20,000            3.69           4.81         3.69       8 yrs. 181 days
Executive Vice                          11/05/91     20,000            3.69           4.25         3.69       9 yrs. 102 days
  President LSI Logic                   02/09/90    200,000            3.63           5.94         3.63       8 yrs. 170 days
  Products

Patrick S. Jones (1992)..............   11/05/91    150,000            3.69           4.50         3.69       9 yrs. 133 days
Vice President and
  Chief Financial
  Officer

                                                                                                                LENGTH OF
                                                   NUMBER OF                                                     ORIGINAL
                                                  SECURITIES                                                   OPTION TERM
                                                  UNDERLYING    MARKET PRICE OF                                REMAINING AT
                                                    OPTIONS      STOCK AT TIME     EXERCISE   NEW EXERCISE       DATE OF
                NAME                     DATE     REPRICED(1)     OF REPRICING      PRICE        PRICE          REPRICING
-------------------------------------  ---------  -----------   ----------------   --------   ------------   ----------------
James S. Koford (1993)...............   11/05/91     40,000          $ 3.69         $ 4.25       $ 3.69       9 yrs. 102 days
  Senior Vice President                 11/05/91     20,000            3.69           4.81         3.69       8 yrs. 181 days
  and Chief Technical                   10/26/87     92,094            3.38           4.67         3.38       6 yrs. 228 days
  Officer                               10/26/87    147,906            3.38           4.38         3.38       8 yrs. 271 days
                                        10/26/87     30,000            3.38           7.38         3.38       9 yrs. 177 days

Murray L. McLachlan..................   11/05/91     24,000            3.69           4.25         3.69       9 yrs. 102 days
(1992)                                  02/09/90     10,000            3.63           5.56         3.63       9 yrs.  77 days
Vice President and Chief Development    10/26/87     85,000            3.38           4.38         3.38       8 yrs. 271 days
  Officer                               10/26/87     85,000            3.38           7.38         3.38       9 yrs. 177 days

D. Scott Mercer (1990)...............   02/09/90     30,000            3.63           5.56         3.63       9 yrs.  77 days
Vice President and                      10/26/87     20,064            3.38           7.17         3.38       6 yrs.  84 days
  Chief Financial Officer               10/26/87      9,936            3.38           4.67         3.38       6 yrs. 228 days
                                        10/26/87     21,000            3.38           5.08         3.38       7 yrs.  95 days
                                        10/26/87     60,000            3.38           4.38         3.38       8 yrs. 271 days
                                        10/26/87     40,000            3.38           7.38         3.38       9 yrs. 177 days

William J. O'Meara...................   10/26/87     60,000            3.38           5.08         3.38       7 yrs.  95 days
(1988)                                  10/26/87     87,906            3.38           4.38         3.38       8 yrs. 271 days
Vice President, Chief Marketing
  Officer                               10/26/87     40,000            3.38           7.38         3.38       9 yrs. 177 days

Horst G. Sandfort....................   11/05/91     90,000            3.69           4.25         3.69       9 yrs. 102 days
(1994)                                  11/05/91    100,000            3.69           5.44         3.69       9 yrs. 185 days
President, LSI Logic Europe plc

Robert M. Skinner....................   11/05/91     16,000            3.69           4.25         3.69       9 yrs. 102 days
(1991)                                  11/05/91     20,000            3.69           4.81         3.69       8 yrs. 181 days
Vice President, U.S. Sales              02/09/90     20,000            3.69           3.94         3.63       7 yrs. 276 days
                                        02/09/90     20,000            3.63           5.63         3.63       8 yrs.  97 days
                                        02/09/90     20,000            3.63           5.69         3.63       8 yrs. 355 days

Charles H. Smith (1991)..............   11/05/91    170,000            3.69           4.38         3.69       8 yrs. 165 days
Vice President Customer Service and
  Logistics

Gerald B. Thomas (1990)..............   02/09/90    100,000            3.63           4.25         3.63       7 yrs. 354 days
President, LSI Logic Europe plc         02/09/90     40,000            3.63           5.69         3.63       8 yrs. 355 days

Robert M. Walker (1988)..............   10/26/87     20,000            3.38           7.38         3.38       9 yrs. 177 days
Vice President, Chief
  Engineering Officer

George D. Wells (1991)...............   11/05/91    100,000            3.69           5.44         3.69       9 yrs. 185 days
President and Chief                     11/05/91    200,000            3.69           4.94         3.69       8 yrs. 222 days
  Operating Officer                     02/09/90    100,000            3.63           5.56         3.63       9 yrs. 277 days
                                        02/09/90    287,757            3.63           4.08         3.63       5 yrs.  34 days
                                        10/26/87    260,000            3.38           4.38         3.38       8 yrs. 271 days
                                        10/26/87     80,000            3.38           7.38         3.38       9 yrs.  77 days

Albert Travis White (1992)...........   11/05/91     20,000            3.69           4.25         3.69       9 yrs. 102 days
President LSI Logic
  Corporation of Canada, Inc.

Keiske Yawata (1993).................   02/09/90     40,000            3.63           5.69         3.63       8 yrs. 355 days
President, LSI Logic K.K.               10/26/87     90,000            3.68           4.38         3.38       8 yrs. 271 days

---------------
(1) The number of securities stated reflects adjustment for stock splits.

(2) The above information pertains to individuals who were executive officers of the Company at the time(s) of the repricings for which information is provided in the above table. The year following the individual's name indicates when such individual ceased to be an executive officer of the Company. With the exception of Mr. Entin, none of the individuals listed as a former executive officer is currently employed with the Company.

                                 PERFORMANCE GRAPH

     The stock price performance shown on the graph following is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  AMONG LSI LOGIC CORPORATION*, S&P 500 INDEX
                     AND HAMBRECHT & QUIST TECHNOLOGY INDEX

LSI Logic Corporation ................... 100    132    195    497    806    658
Standard & P00r's 500 Index ............. 100    108    118    120    165    203
Hambrecht & Quist Technology Index ...... 100    115    126    146    219    262


* The Company operates on a 52/53 week fiscal year which ends on the Sunday closest to December 31. Accordingly, the Company's last trading day of its fiscal year may vary. For consistent presentation and comparison to the industry indices shown herein, the Company has calculated its stock performance graph assuming a December 31 year end.

                              CERTAIN TRANSACTIONS

     In January 1997, the Company loaned to R. Douglas Norby, Executive Vice President, Chief Financial Officer, $350,000 pursuant to an unsecured promissory note. The purpose of the loan was to assist Mr. Norby with bridge financing relating to the relocation of his personal residence to California upon acceptance of employment with the Company. Pursuant to the terms of the promissory note, the loan bore interest at 5.55% per annum and was due for repayment on or before January 16, 1998, without penalty for prepayment. The note was repaid in full by Mr. Norby on January 31, 1997.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York

Stock Exchange. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it and written representations received from those reporting persons recognized by the Company as being subject to filing requirements that they have complied with the relevant filing requirements, the Company believes that all other filing requirements applicable to its executive officers and directors were complied with as of December 31, 1996.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

March 27, 1997

                                                                      APPENDIX A

                             LSI LOGIC CORPORATION

                     CHIEF EXECUTIVE OFFICER INCENTIVE PLAN

     1. Purposes of the Plan. The purpose of the LSI Logic Corporation Chief Executive Officer Incentive Plan is to motivate and reward the chief executive officer of the Company by making a significant portion of his cash compensation directly dependent upon achieving operating income objectives. It is the Company's intention that the compensation paid hereunder will qualify as "performance-based" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and will thereby be deductible by the Company.

     2. Definitions.

          (a) "AWARD" means, with respect to the CEO, the award determined pursuant to Section 6 below for a Plan Year. Each Award is determined by a formula for a Plan Year, subject to the Committee's authority under Section 7(d) to reduce the Award otherwise payable.

          (b) "BOARD" means the Board of Directors of the Company.

          (c) "CEO" means the chief executive officer of the Company.

          (d) "COMMITTEE" means the Compensation Committee of the Board, or a sub-committee of the Compensation Committee, which shall consist solely of two or more members of the Board who are not employees of the Company and who otherwise qualify as "outside directors" within the meaning of Section 162(m).

          (e) "COMPANY" means LSI Logic Corporation.

          (f) "PERFORMANCE-BASED COMPENSATION" means compensation that is intended to qualify as "performance-based compensation" within the meaning of Section 162(m).

          (g) "PLAN" means this LSI Logic Corporation Chief Executive Officer Incentive Plan.

          (h) "PLAN YEAR" means the Company's fiscal year.

          (i) "SECTION 162(M)" means Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor to Section 162(m), as that Section may be interpreted from time to time by the Internal Revenue Service, whether by regulation, notice or otherwise.

     3. Administration of the Plan.

          (a) The Committee shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions. The Committee may delegate specific administrative tasks to Company employees or others as appropriate for proper administration of the Plan. Subject to the limitations on Committee discretion imposed under Section 162(m), the Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties, but subject to the terms of the Plan:

             (i) discretionary authority to construe and interpret the terms of the Plan, and to determine eligibility, Awards and the amount, manner and time of payment of Awards hereunder;

             (ii) to prescribe forms and procedures for purposes of Plan participation and distribution of Awards; and

             (iii) to adopt rules, regulations and bylaws and to take such actions as it deems necessary or desirable for the proper administration of the Plan.

          (b) Any rule or decision by the Committee that is not inconsistent with the provisions of the Plan shall be conclusive and binding.

     4. Eligibility. The Company's chief executive officer shall be the only employee eligible to participate in the Plan for a given Plan Year.

     5. Performance Targets. For each Plan Year the Committee shall establish Company operating income objectives as provided herein. Such objectives shall be established in writing in advance of such date as is permitted by Section 162(m). The CEO's bonus opportunity shall become payable based upon the extent to which the Company meets or exceeds such pre-established objectives.

     6. Award Determination. For each Plan Year, the Committee shall establish a target operating income objective that reflects the organizational structure and competitive pay opportunities for the CEO. The Committee may request or may be provided market data to substantiate the appropriateness of the target operating income objective. The Committee shall also establish incentive awards, stated as a percentage of CEO base salary as of the commencement of the Plan Year, for achieving operating income objectives that are greater or lesser than the target operating income objective.

     7. Award Payment.

          (a) Certification. The Committee shall certify in writing that all of the applicable performance criteria have been met prior to any payments under this Plan.

          (b) Form of Distributions. The Company shall distribute all Awards to the CEO in cash, less applicable withholding.

          (c) Timing of Distributions. Subject to Section 7(d) below, the Company shall distribute amounts payable to the CEO as soon as is practicable following the determination of the Award for a Plan Year under
     Section 6 hereof.

          (d) Limitations. The maximum bonus that the CEO may receive under the Plan in any one fiscal year is $2,000,000. The Committee may not increase an Award, but may, in its sole discretion, decrease an Award.

     8. Term of Plan. The Plan shall first apply to the Company's 1997 Plan Year. The Plan shall continue until terminated under Section 9 of the Plan.

     9. Amendment and Termination of the Plan. The Committee may amend, modify, suspend or terminate the Plan, in whole or in part, at any time, including the adoption of amendments deemed necessary or desirable to correct any defect or to supply omitted data or to reconcile any inconsistency in the Plan or in any Award granted hereunder or to account for a change in the equity or capitalization structure of the Company through merger, consolidation, reorganization, recapitalization, significant change in strategic direction or otherwise; provided, however, that no amendment, alteration, suspension or discontinuation shall be made which would (i) impair any payments to the CEO made prior to such amendment, modification, suspension or termination; provided further, however, that in no event may such an amendment or modification result in an increase in the amount of compensation payable pursuant to such Award or
(ii) cause compensation that is, or may become, payable hereunder to fail to qualify as Performance-Based Compensation. To the extent necessary or advisable under applicable law, including Section 162(m), Plan amendments shall be subject to shareholder approval. At no time before the actual distribution of funds to the CEO under the Plan shall any CEO accrue any vested interest or right whatsoever under the Plan except as otherwise stated in this Plan.

     10. Termination of Employment.

          (a) In the event that a CEO's employment with the Company terminates by reason of the CEO's retirement, total and permanent disability or death, the Committee may, in its discretion, pay to the CEO or the CEO's representative, as the case may be, all or a portion of the Award for the Plan Year in which such termination occurs.

          (b) No Award shall be paid to a CEO whose employment terminates during a Plan Year except as provided in Section 10(a) above.

     11. Withholding. Distributions pursuant to this Plan shall be subject to all applicable federal and state tax and withholding requirements.

     12. Employment. This Plan does not constitute a contract of employment or compensation or impose on either the CEO or the Company any obligation to retain the CEO as an employee. This Plan does not change the status of the CEO as an employee at-will, the policies of the Company regarding termination of employment, nor guarantee further continuing participation in the Plan.

     13. Successors. The provisions of this Plan shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. The Plan replaces any other variable compensation plan for the CEO.

     14. Nonassignment. The rights of a CEO under this Plan shall not be assignable or transferable by the CEO except by will or the laws of intestacy.

     15. Governing Law. The Plan shall be governed by the laws of the State of California.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                               BOARD OF DIRECTORS
                              LSI LOGIC CORPORATION
                       1997 ANNUAL MEETING OF SHAREHOLDERS

P
R
O
X
Y

         The undersigned stockholder of LSI Logic Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 27, 1997, and hereby appoints Wilfred J. Corrigan and David E. Sanders, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Stockholders of LSI Logic Corporation to be held on May 6, 1997, at 1:00 p.m., local time, at the Company's facility located at 23400 N.E. Glisan Street, Gresham, Oregon, 97030, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.


CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                     SEE REVERSE
                                                                        SIDE

March 27, 1997

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of LSI Logic Corporation to be held at 1:00 p.m., local time, on May 6, 1997, at LSI Logic's new office and manufacturing facility located at 23400 N.E. Glisan Street, Gresham, Oregon. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

        Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided. Thank you for your participation.

                                        Sincerely,

                                        Wilfred J. Corrigan
                                        Chairman of the Board and
                                        Chief Executive Officer


/X/ Please mark votes as in this example.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR APPROVAL OF AN AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN, APPROVAL OF AN ADDITIONAL AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN, APPROVAL OF AN AMENDMENT TO THE 1991 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER, APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION, APPROVAL OF PERFORMANCE-BASED BONUS COMPENSATION, FOR RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

1.  ELECTION OF DIRECTORS                   2. APPROVAL OF AMENDMENT
                                               TO EMPLOYEE STOCK PURCHASE
NOMINEES:  Wilfred J. Corrigan;                PLAN TO INCREASE THE NUMBER OF
James H. Keyes, Malcolm R. Currie              SHARES RESERVED FOR ISSUANCE
T.Z. Chu; R. Douglas Norby                     THEREUNDER.

         FOR      WITHHELD                            FOR    AGAINST    ABSTAIN
         / /         / /                              / /      / /       / /
/ /--------------------------------------
   For all nominees except as noted above

3.  APPROVAL OF ADDITIONAL AMENDMENT        4. APPROVAL OF AMENDMENT TO THE
TO EMPLOYEE STOCK PURCHASE PLAN TO             1991 EQUITY INCENTIVE PLAN TO
INCREASE THE NUMBER OF SHARES RESERVED         INCREASE THE NUMBER OF SHARES
FOR ISSUANCE THEREUNDER IN FUTURE YEARS.       RESERVED FOR ISSUANCE THEREUNDER.

         FOR      AGAINST  ABSTAIN                   FOR     AGAINST    ABSTAIN
         / /       / /       / /                     / /       / /       / /

5.  APPROVAL OF ADDITIONAL AMENDMENT TO     6.  APPROVAL OF AMENDMENT TO
THE 1991 EQUITY INCENTIVE PLAN TO INCREASE      CERTIFICATE OF INCORPORATION
THE NUMBER OF SHARES RESERVED FOR ISSUANCE      TO INCREASE AUTHORIZED SHARES
THEREUNDER IN FUTURE YEARS.                     OF COMMON STOCK

FOR     AGAINST     ABSTAIN                          FOR     AGAINST    ABSTAIN
/ /       / /         / /                            / /       / /       / /

7. APPROVAL OF PERFORMANCE-BASED            8.  RATIFICATION OF APPOINTMENT OF
BONUS COMPENSATION PLAN FOR CEO                 INDEPENDENT ACCOUNTANTS

FOR     AGAINST     ABSTAIN                          FOR     AGAINST    ABSTAIN
/ /       / /         / /                            / /       / /       / /

/ / MARK HERE FOR ADDRESS CHANGE
    AND NOTE AT RIGHT

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)


Signature: _______________ Date: _______ Signature:______________ Date:_______